                                                                  EXHIBIT 99.2

                       Progressive Software Holding, Inc.
              Pro Forma Consolidated Balance Sheet (unaudited) (a)
                                  July 31, 2002
                                 ($'s in 000's)

Total assets
  Current assets
    Cash                                                     $     316
    Receivables, Gross                                             192
    Estimated tax refunds                                          500
    Prepaid assets                                                  31
  Total current assets                                           1,039

  Property, plant and equipment                                    637
    Accumulated depreciation                                      (532)
  Property, plant and equipment, net                               105

  Purchased technology & capitalized software                3,031
  Security deposit                                                 100
  Investment in Retail DNA                                         850
  Goodwill related to "fresh start" accounting                   1,894
Total assets                                                 $   7,019

Total liabilities and equity
  Current liabilities
    ARC notes                                                $   5,341
    Accounts payable                                                73
    Accrued liabilities                                            807
    Deferred income                                                798
  Total current liabilities                                      7,019

Contingent liability (b)

Equity                                                             ---
Total liabilities and equity                                 $   7,019

(a)  Not prepared in accordance with GAAP.
(b)  Foley Street Matter